    As filed with the Securities and Exchange Commission on December 20, 2000
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          SPECIALTY LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)

       CALIFORNIA                                         95-2961036
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                              2211 MICHIGAN AVENUE
                         SANTA MONICA, CALIFORNIA 90404
               (Address of principal executive offices) (Zip Code)

             SPECIALTY LABORATORIES, INC. 2000 STOCK INCENTIVE PLAN
            SPECIALTY LABORATORIES, INC. EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plan(s))

                         -----------------------------


                           JAMES B. PETER, M.D., PH.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          SPECIALTY LABORATORIES, INC.
                              2211 MICHIGAN AVENUE
                         SANTA MONICA, CALIFORNIA 90404
                     (Name and address of agent for service)
                                 (310) 828-6543
          (Telephone Number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                              Proposed Maximum
                                           Amount to be      Offering Price per           Proposed Maximum            Amount of
Title of Securities to be Registered      Registered(1)           Share(2)           Aggregate Offering Price(2)   Registration Fee
------------------------------------    ------------------   --------------------    ---------------------------   ----------------
Specialty Laboratories, Inc.
2000 STOCK INCENTIVE PLAN
Common Stock, no par value               4,020,280 shares         $22.625                  $90,958,835.00                $24,013.14
Specialty Laboratories, Inc.
EMPLOYEE STOCK PURCHASE PLAN
Common Stock, no par value                330,000 shares          $22.625                  $ 7,466,250.00                $ 1,971.09
                                        ------------------
                                         4,350,280 shares                             Aggregate Registration Fee         $25,984.23
                                        ------------------
==================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Specialty Laboratories, Inc. 2000 Stock Incentive Plan and the Specialty Laboratories, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on December 15, 2000, as reported by the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

          Specialty Laboratories, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registrant's Registration Statement No. 333-45588, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1999; and

     (b) The Registrant's Registration Statement No. 001-16217 on Form 8-A12B filed with the Commission on November 13, 2000, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

               Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

               The Registrant has amended and restated its articles of incorporation limiting the personal liability of its directors for monetary damages to the fullest extent permitted by the California General Corporation Law. Under California law, a director's liability to a company or its shareholders may not be limited: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard for the director's duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing the director's duties, of a risk of serious injury to the company or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the company or its shareholders; (vi) under Section 310 of the California General Corporation Law concerning contracts or transactions between the company and a director; or (vii) under Section 316 of the California General Corporation Law concerning directors' liability for improper dividends, loans and guarantees. In addition, under California law a director's liability to a company or its shareholders may not be limited for any act or omission (i) occurring prior to the date when its amended and restated articles of incorporation becomes effective or (ii) as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to the shareholders for any violation by a director of the director's fiduciary duty to the Registrant or its shareholders.

               The Registrant's amended and restated articles of incorporation also include an authorization for Registrant to indemnify its "agents," as defined in Section 317 of the California General Corporation Law, through bylaw provisions, by agreement with the agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permitted by law. Under this provision, Registrant's amended and restated bylaws provide for indemnification of its directors, officers and employees. In addition, Registrant may, at its discretion, provide indemnification to persons whom it is not obligated to indemnify. The Registrant's amended and restated bylaws also allow it to enter into indemnification agreements with individual directors, officers, employees and other agents.

               The Registrant has entered into indemnification agreements with each of its officers and directors. These agreements contain provisions that may require the Registrant, among other things, to indemnify these officers and directors against liabilities that may arise because of their status or service as officers or directors, except for liabilities arising from willful misconduct of a culpable nature, advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and obtain officers' and directors' liability insurance if it is maintained for other officers and directors. These agreements do not require Registrant to indemnify its directors and officers in situations where: (i) the remuneration rendered against an officer or director is determined by final judgment or other final adjudication that such remuneration was in violation of law; (ii) a judgment is rendered against the director or officer for an accounting of profits made from the purchase or sale of Registrant's securities under the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory laws; (iii) the officer's or director's conduct is adjudged to have been knowingly fraudulent or deliberately dishonest, or constitutes willful misconduct; or (iv) a court determines that indemnification under the circumstances is not lawful.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

Item 8. EXHIBITS

EXHIBIT NUMBER   EXHIBIT

          4      Instruments Defining the Rights of Stockholders. Reference is
                 made to Registrant's Registration Statement No. 001-16217 on
                 Form 8-A12B, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this
                 Registration Statement.
          5      Opinion and consent of Brobeck, Phleger & Harrison LLP.
         23.1    Consent of Ernst & Young LLP, Independent Auditors.
         23.2    Consent of Brobeck, Phleger & Harrison LLP is contained in
                 Exhibit 5.
          24     Power of Attorney. Reference is made to page II-4 of this
                 Registration Statement.
         99.1    Specialty Laboratories, Inc. 2000 Stock Incentive Plan.
         99.2    Specialty Laboratories, Inc. Employee Stock Purchase Plan.

Item 9. UNDERTAKINGS

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan and Employee Stock Purchase Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California on this 15th day of December, 2000.

                             SPECIALTY LABORATORIES, INC.



                             By: /s/ JAMES B. PETER, M.D., Ph.D.
                                 ----------------------------------------------
                                 James B. Peter, M.D., Ph.D.
                                 Chairman of the Board and Chief Executive
                                 Officer



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Specialty Laboratories, Inc., a California corporation, do hereby constitute and appoint James B. Peter, M.D., Ph.D., Chairman of the Board and Chief Executive Officer, and Frank J. Spina, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                        TITLE                                   DATE
------------------------------------     -----------------------------------------------      -------------------
/s/ JAMES B. PETER, M.D., Ph.D.
------------------------------------      Chairman of the Board and Chief Executive            December 15, 2000
James B. Peter, M.D., Ph.D.               Officer (Principal Executive Officer)




/s/ FRANK J. SPINA
------------------------------------      Chief Financial Officer (Principal Financial         December 15, 2000
Frank J. Spina                            and Accounting Officer)




              SIGNATURE                                        TITLE                                   DATE
------------------------------------     -----------------------------------------------      -------------------

/s/ PAUL F. BEYER
------------------------------------      President, Chief Operating Officer and Director      December 15, 2000
Paul F. Beyer


/s/ DEBORAH A. ESTES
------------------------------------      Director and Secretary                               December 15, 2000
Deborah A. Estes



/s/ RICHARD E. BELLUZZO                   Director                                             December 15, 2000
------------------------------------
Richard E. Belluzzo




/s/ DOUGLAS S. HARRINGTON, M.D.           Director                                             December 15, 2000
------------------------------------
Douglas S. Harrington, M.D.




/s/ THOMAS R. TESTMAN                     Director                                             December 15, 2000
------------------------------------
Thomas R. Testman




/s/ WILLIAM J. NYDAM                      Director                                             December 15, 2000
------------------------------------
William J. Nydam


                                  EXHIBIT INDEX


EXHIBIT NUMBER    EXHIBIT

     4            Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statement No. 001-16217 on
                  Form 8-A12B, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this
                  Registration Statement.
     5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1          Consent of Ernst & Young LLP, Independent Auditors.
    23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
    24            Power of Attorney. Reference is made to page II-4 of this
                  Registration Statement.
    99.1          Specialty Laboratories, Inc. 2000 Stock Incentive Plan.
    99.2          Specialty Laboratories, Inc. Employee Stock Purchase Plan.